Exhibit 4.1

EXECUTION VERSION

YELLOW ROADWAY CORPORATION

Issuer

Senior Floating Rate Notes Due 2008

INDENTURE

Dated as of May 24, 2005

SUNTRUST BANK

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08;	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02
	11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05;	11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

SECTION 11.09.	Governing Law	42
SECTION 11.10.	No Recourse Against Others	42
SECTION 11.11.	Successors	43
SECTION 11.12.	Multiple Originals	43
SECTION 11.13.	Table of Contents; Headings	43

Rule 144A/Regulation S Appendix

Exhibit 1 –	Form of Initial Security

Exhibit A –	Form of Exchange Security or Private Exchange Security

Exhibit B –	Form of Supplemental Indenture for Future Guarantors

Schedule I –	List of Guarantors

INDENTURE dated as of May 24, 2005, among YELLOW ROADWAY CORPORATION, a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on Schedule I hereto and SUNTRUST BANK, a national banking corporation associated under the laws of the state of Georgia (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the “Securities”):

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Calculation Agent” means the financial institution appointed from time to time by the Company to calculate the interest rate payable on the Securities in respect of each Interest Period, which initially shall be the Trustee.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Captive Insurance Entity” means a Subsidiary of the Company that engages in no activities other than issuing or otherwise providing insurance to the Company and its affiliates, and activities directly related to such activities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Determination Date” with respect to an Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means a Receivables Entity or Captive Insurance Entity.

“GAAP” means generally accepted accounting principles in the United States of America, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guaranty Agreement” means a supplemental indenture, in the form attached hereto as Exhibit B, pursuant to which a Subsidiary Guarantor guarantees payment of the Company’s obligations with respect to the Securities.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) any obligation for money borrowed and every obligation evidenced by a bond, note, debenture or similar instrument; and

(2) all obligations of the type referred to in clause (1) of other Persons which are guaranteed as to payment of principal or interest by such Person;

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include August 14, 2005.

“Issue Date” means the date on which the Securities are originally issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“LIBOR”, with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Merger” means the merger of Yankee II LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of the Company, with and into USF pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger by and among the Company, Yankee II LLC and USF dated as of February 27, 2005, as amended as of May 1, 2005, and as it may be further amended or otherwise modified, and in effect.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any of its subsidiaries in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its other Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company or any of its other Subsidiaries makes an investment and to which the Company or any of its other Subsidiaries transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A) is guaranteed by the Company or any of its other Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to the Standard Securitization Undertakings);

(B) is recourse to or obligates the Company or any of its other Subsidiaries in any way other than pursuant to the Standard Securitization Undertakings; or

(C) subjects any property or asset of the Company or any of its other Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any of its other Subsidiaries has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the

Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) to which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement dated May 24, 2005, between the Company, certain subsidiaries of the Company listed on Schedule B to the Purchase Agreement, and Credit Suisse First Boston LLC, as representative of the initial purchasers of the Securities.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Roadway” means Roadway LLC, a Delaware limited liability company, and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Domestic Subsidiary” means any Significant Subsidiary that is a Domestic Subsidiary.

“Significant Subsidiary” means each of Roadway, YTI, USF and, at the relevant time of determination, any other Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC; provided, however, that a Person will be a Significant Subsidiary only so long as it is a Subsidiary of the Company.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries which are reasonably customary in securitization of Receivables transactions.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture; provided, however, that a Person will be a Subsidiary Guarantor only so long as it guarantees payment of the Securities.

“Subsidiary Guaranty” means a guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means SunTrust Bank until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“USF” means USF Corporation, a Delaware corporation, and its successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or similar shares) is owned by the Company or another Wholly Owned Subsidiary.

“YTI” means Yellow Transportation, Inc., an Indiana corporation, and its successors.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Appendix”	2.01
“Bankruptcy Law”	6.01
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Registrar”	2.03
“Successor Company”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guaranties;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(8) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $150,000,000 million of Senior Floating Rate Notes Due 2008. At any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company; provided, however, that the Trustee shall be entitled to receive, upon Trustee’s timely request, an Officers’ Certificate and an Opinion of Counsel of the Company in connection with the authentication of such Securities. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall timely notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m., New York City time on each due date of the principal and interest on any Security, the Company shall deposit (including by means of wire transfer of immediately available funds) with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of the Securities being transferred for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to any registration of transfer or exchange, and a reasonable fee for such registration of transfer or exchange except, in each case, for any exchange pursuant to Section 2.09, 3.06 or 9.05.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities (A) for a period of 15 days next preceding any selection for redemption of Securities of such series or (B) between a record date and the next succeeding interest payment date, or (ii) to register the transfer of or exchange any Securities selected, called or being called for redemption (except in the case of Securities to be redeemed in part, the portion not to be redeemed).

SECTION 2.07. Replacement Securities. If (i) a mutilated Security is surrendered to the Registrar or (ii) the Company and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of a Security and subject to the satisfaction of all indemnity or security requirements required by the Trustee or the Company as herein referenced and the absence of notice received by the Trustee or the Company that such Security has been acquired by a bona fide purchaser, then the Company shall issue and the Trustee shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish security or an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. If any Security that has matured or is about to mature or which has been called for redemption shall become mutilated or destroyed, lost or stolen, the Company may, instead of issuing a replacement Security, pay or authorize the payment of same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof. The Company and the Trustee may charge the Holder for taxes or other governmental charges imposed in relation thereto and any other expenses they incur in connection with replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time will consist of all Securities theretofore authenticated and delivered under this Indenture except for those theretofore canceled by the Trustee, those delivered to the Trustee for cancellation or those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security has been paid pursuant to Section 2.07 or is replaced pursuant to Section 2.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that, in the case of such replaced Security, the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent (other than the Company or an Affiliate of the Company) segregates and holds in trust, in accordance with this Indenture, on a redemption date or payment date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a written order of an Officer of the Company, shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities and deliver them in exchange for temporary Securities, and until delivery of such definitive Securities, Holders of temporary Securities shall be entitled to all benefits of this Indenture.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, redemption or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay interest on such defaulted interest at the rate so provided in the Securities, to the extent lawful. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall timely advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number, ISIN or “Common Code” number (as the case may be) of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

In addition, upon the request of the Trustee, the Company shall cause an Opinion of Counsel to be furnished to the Trustee with respect to the authentication and delivery of Additional Securities under this Indenture.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the redemption price, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

In the case of redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. In the case of redemption pursuant to paragraph 6 of the Securities, the Company shall given the notice to the Trustee provided for in this Section no later than the second Business Day following December 31, 2005 or following the date the Merger Agreement is terminated, as applicable. In each case, such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities (or portions thereof) to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, in each case, to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities in denominations of $2,000 or less will be redeemed in whole but not in part. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000, but only in whole multiples of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date in the case of a redemption pursuant to paragraph 5 of the Securities, and no later than the second Business Day following

December 31, 2005 or following the date the Merger Agreement is terminated, as applicable, in the case of a redemption pursuant to paragraph 6 of the Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

(8) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date, and such Securities shall be canceled by the Trustee. On or after the redemption date, interest shall cease to accrue on the Securities or portions of them called for redemption unless the Company defaults in the making of the redemption payment on such redemption date. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Security is registered at the close of business on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York, City time on each redemption date, the Company shall deposit (including by means of wire transfer of immediately available funds) with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon cancelation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security canceled.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall punctually pay the principal of, premium (if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium (if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium (if any) and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall electronically file with the SEC (to the extent the SEC will accept such filings), so long as the Securities are outstanding, such annual and other reports that the Company is required to file (or would otherwise be required to file) with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. The Company agrees that it shall not take any action for the purpose of causing the SEC not to permit or accept any such filings. If, notwithstanding the foregoing, the SEC will not permit or accept such filings for any reason, the Company shall post the reports specified in the initial sentence of this paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary of the Company to, create, assume, incur or permit to exist any Lien upon any Capital Stock or Indebtedness, whether owned on the Issue Date or thereafter acquired, of any Subsidiary to secure any Indebtedness of the Company, any Subsidiary of the Company or any other Person without in any such case making effective provision whereby all of the Securities shall be directly secured equally and ratably with such Indebtedness; provided, however, there shall be excluded from the operation of the foregoing provisions (1) any Lien upon Capital Stock or Indebtedness of any Person existing at the time such Person becomes a Subsidiary or existing or created upon Capital Stock or Indebtedness of a Subsidiary at the time of acquisition of such Capital Stock or Indebtedness, (2) any Lien upon Capital Stock or Indebtedness of a Subsidiary which is in effect and existing on the Issue Date and (3) any Lien upon Capital Stock or Indebtedness of an Excluded Subsidiary, and in each case, any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided further, however, (y) that the principal amount of the Indebtedness secured thereby may not exceed (A) the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement plus (B) fees and expenses, including premiums and defeasance costs, if any, related to such extension, renewal or replacement and (z) such Lien must be limited to all or such part of the Capital Stock or Indebtedness which secured the Lien so extended, renewed or replaced.

When a Lien securing Indebtedness that gave rise to this covenant’s requirement that the Securities be equally and ratably secured thereby is released or terminated, as the case may be, by the holder or holders thereof, other than the Holders, then the corresponding Lien that secures the Securities shall be deemed automatically released or terminated, as the case may be, without further act or deed on the part of any Person unless there exists another Lien that would require such corresponding Lien to be created, and in such event and at the Company’s request to the Trustee, the Trustee shall execute and deliver to or at the direction of the Company one or more instruments of release or termination, as the case may be, with respect to such corresponding Lien as the Company shall reasonably request.

SECTION 4.04. Future Guarantors. The Company shall cause each Significant Domestic Subsidiary (other than an Excluded Subsidiary) that guarantees payment of any Indebtedness of the Company or any Indebtedness of any Significant Subsidiary (other than, in each case, Indebtedness under bank credit facilities), in each case, after the Issue Date, to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement, dated effective as of the effective date of such guarantee, pursuant to which such Significant Domestic Subsidiary shall guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this

Indenture; provided, however, if any such guaranteed Indebtedness is subordinated to any other Indebtedness of the Company or such Subsidiary, as the case may be, such guaranteed Indebtedness must be subordinated to the guarantee of the Securities to at least the same extent. Within 20 Business Days following the consummation of the Merger, the Company shall cause USF and USF Holland Inc. to guarantee payment of the Securities in the same manner as described in the preceding sentence.

SECTION 4.05. Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.06. Maintenance of Properties. The Company shall cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and would not reasonably be expected to have an adverse effect on the ability of the Company to perform its obligations hereunder or under the Securities.

SECTION 4.07. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, if failure to pay or discharge the same could reasonably be expected to have an adverse effect on the ability of the Company to perform its obligations hereunder or under the Securities, and (2) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a material Lien upon the property of the Company or any Subsidiary, if failure to pay or discharge the same could reasonably be expected to have an adverse effect on the ability of the Company to perform its obligations hereunder or under the Securities; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith, and if reasonably required, by appropriate proceedings.

SECTION 4.08. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as

Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period and is then continuing. If they do, the certificate shall describe such Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease (as lessor), in one transaction or a series of related transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person if other than the Company (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture (if any) comply with the applicable provisions of this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease by the Company (as lessor) of all or substantially all of its assets, shall be released from all covenants, liabilities and other obligations under this Indenture and the Securities.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its stated maturity, upon mandatory or optional redemption, upon declaration of acceleration or otherwise, or (B) fails to redeem Securities when required pursuant to this Indenture or the Securities;

(3) the Company or, so long as the Securities are guaranteed by a Subsidiary Guarantor, such Subsidiary Guarantor, fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 60 days after the notice specified below;

(4) a default under any Indebtedness by the Company or any Subsidiary of the Company (other than an Excluded Subsidiary) having an aggregate principal amount outstanding of at least $40 million, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary of the Company (other than an Excluded Subsidiary) having an aggregate principal amount outstanding of at least $40 million, whether such Indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay principal of, or premium, if any, or interest on such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such Indebtedness becoming or being declared due and payable in its entirety prior to the stated date on which it would otherwise have become due and payable, and such failure to pay is not cured or such accelerated maturity date is not rescinded or annulled within a period of 10 days after (i) the Company’s receipt of written notice from the Trustee or (ii) the Company’s and the Trustee’s written notice from Holders of at least 10% in principal amount of the outstanding Securities, in each case, which written notice shall specify such default and require the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be;

(5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(7) any Subsidiary Guaranty of a Subsidiary Guarantor ceases to be in full force and effect (except as provided in this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, unless such Default shall have been cured or waived before giving of such notice, written notice in the form of an Officers’ Certificate of any Event of Default under clause (7) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs, the principal of and interest on all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no proceeding had been taken. If the Trustee or any Holder shall then proceed to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or for any other reason or shall have been determined adversely to the Trustee or such Holder, then in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee (accompanied by a supporting Officers’ Certificate, if requested by the Trustee) may waive an existing Default or Event of Default, as the case may be, and its consequences except (a) a Default or Event of Default, as the case may be, in the payment of the principal of or interest on a Security, (b) a Default or Event of Default, as the case may be, arising from the failure to redeem any Security when required pursuant to this Indenture or (c) a Default or Event of Default, as the case may be, in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default, as the case may be, is waived, it ceases to exist, and it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default, as the case may be, or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss, liability or expense caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder has given to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) After an Event of Default has occurred and prior to its cure or waiver, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Prior to the occurrence of an Event of Default and after the cure or waiver thereof:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting pursuant to any request, direction, order or demand of the Company made pursuant to the provisions of this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel, except that in the case of any such request, direction, order or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular request, direction, order or demand, no additional certificate or opinion need be furnished. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee, and such notice references the Securities and this Indenture.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 7.03. Individual Rights of Trustee. The Trustee (or any of its Affiliates) in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to the Trustee, unless such Default shall have been cured or waived before giving of such notice. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in accordance with any of the provisions of this Indenture, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it arising out of or in connection with the administration of this trust and the performance of its duties hereunder, including, without limitation, costs or expenses of defending itself against any claim of liability (whether asserted by the Company or any Securityholder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company has been materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law or applicable receivership laws;

(3) a receiver, other public officer or Custodian takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

In addition, the Company may remove the Trustee upon 60 days’ prior written notice to the Trustee, with or without cause.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders at their last known address as they appear on the Registrar’s books. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) for cancelation or (2) all outstanding Securities not previously delivered to the Trustee for cancelation have or will become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all such outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07), and if in either case the Company pays or has deposited for payment all other sums then payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”), and, subject to paragraph (c) of this Section, after giving effect to such legal defeasance, the Holders of the Securities will not be entitled to the benefits of the Indenture, or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06 and 4.07 and the operation of Sections 6.01(3) (to the extent applicable to such defeased covenants), 6.01(4), 6.01(5), 6.01(6) and 6.01(7) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) (but only to the extent noted in the preceding paragraph), 6.01(4), 6.01(5), 6.01(6) and 6.01(7) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants selected by the Company expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company, other than a Default or an Event of Default under this Indenture which results from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5 or with the second proviso in Section 10.06;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities, or to release a Subsidiary Guarantor or a collateral security (or a portion thereby) as permitted by, and pursuant to the provisions of, this Indenture;

(5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(7) to make any change that does not adversely affect the rights of any Securityholder (and for the purpose of the foregoing, any change to this Indenture, the Securities or the Subsidiary Guaranties made to conform such documents, or any of them, to the descriptions thereof in the Offering Circular, dated May 19, 2005 in connection with the initial issuance of the Securities shall be deemed not to adversely affect the rights of any Holder);

(8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the stated maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed, in each case, with respect to optional redemption, in Article 3 hereof or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder of the Securities to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

(8) make any change in Section 6.04 or 6.07 or the second or third sentence of this Section; or

(9) release any Subsidiary Guarantor from its Subsidiary Guaranty other than in accordance with this Indenture or change any Subsidiary Guaranty in a manner that would adversely affect the Securityholders.

In addition, without the consent of Holders representing 90% of the principal amount of the Securities then outstanding, an amendment or waiver may not reduce the amount payable upon the redemption of any Security or change the time at which the Securities must be redeemed, in each case as described in paragraph 6 of the Securities, or otherwise modify the provisions relating to special mandatory redemption described in paragraph 6 or 7 of the Securities or Section 3.03 of this Indenture.

The consent of the Holders is not necessary under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, however, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be

Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

Subsidiary Guaranties

SECTION 10.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and permitted assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities (the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;

(5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash or otherwise in immediately available funds, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company then due and owing to the Holders and the Trustee.

Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor), transfer or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company,

(2) upon the sale, transfer or other disposition of all or substantially all the assets of such Subsidiary Guarantor,

(3) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.04, whether or not it became a Subsidiary Guarantor by operation of Section 4.04, and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10,

(4) upon legal defeasance or covenant defeasance of the Securities pursuant to Article 8, or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture,

(5) upon the liquidation or dissolution of such Subsidiary Guarantor,

(6) at such times as such Subsidiary Guarantor is or becomes an Excluded Subsidiary, or

(7) otherwise upon the full satisfaction of the Company’s obligations under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, such sale or other disposition is made to a Person other than the Company or a Subsidiary Guarantor; provided further, however, that in the case of a sale or other disposition described in clauses (1) and (2) above to a resulting, surviving or transferee Person that would constitute a Subsidiary of the Company (other than an Excluded Subsidiary), such Person will expressly assume such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.08. Execution of Guaranty Agreement for Future Guarantors. Each Person so required pursuant to Section 4.04 shall execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Person shall become a Subsidiary Guarantor under this Article 10 and shall guarantee payment of the Securities. Concurrently with the execution and delivery of such Guaranty Agreement, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such Guaranty Agreement has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the guarantee of such guarantor is a legal, valid and binding obligation of such guarantor, enforceable against such guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail or by a nationally recognized overnight air carrier providing next day delivery, addressed as follows:

if to the Company or any Subsidiary Guarantor:

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Telephone: (913) 696-6171

Facsimile:  (913) 696-6116

Attention of Daniel J. Churay, Esq.

if to the Trustee:

SunTrust Bank

Corporate Trust Administration

25 Park Place, 24th Floor

Atlanta, Georgia 30303-2900

Telephone: (404) 588-7093

Facsimile:  (404) 588-7335

Attention of Felicia H. Powell

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. No Recourse Against Others. No past or future director, officer, employee, incorporator or owner of any Capital Stock, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture, and copies of this Indenture may be separately executed by the different parties hereto in separate counterparts. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

(signatures follow)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and delivered as of the date first written above.

YELLOW ROADWAY CORPORATION,

By
Name:
Title:

SUBSIDIARY GUARANTORS,

ROADWAY LLC
ROADWAY EXPRESS, INC.
ROADWAY NEXT DAY CORPORATION
YELLOW TRANSPORTATION, INC.
YELLOW RELOCATION SERVICES, INC.
YELLOW ROADWAY TECHNOLOGIES, INC.
MIQ LLC
MERIDIAN IQ, INC.
GLOBE.COM LINES, INC.
MISSION SUPPLY COMPANY

By
Name:	Brenda Landry
Title:	Vice President and Assistant Secretary

SUNTRUST BANK,

By
Name:
Title:

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RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1.	Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security, in each case, registered in the name of the Holder thereof, issued in accordance with the applicable provision of Section 2 and bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities represented by the Temporary Regulation S Global Security, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the Senior Floating Rate Notes Due 2008 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC, Piper Jaffray & Co. and Wachovia Capital Markets, LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $150,000,000 aggregate principal amount of Senior Floating Rate Notes Due 2008 issued on the Issue Date and (2) Additional

Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any Senior Floating Rate Notes Due 2008 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated May 18, 2005, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 24, 2005, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

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“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

1.3 Other Terms and Rules of Construction. Capitalized terms used and not otherwise defined in this Appendix shall have the meanings assigned in the Indenture of which the Appendix is a part, and in which it is incorporated by reference, and to which reference is further made for rules of construction with respect to this Appendix, except as follows:

(1) references to Sections, Exhibits and the like in this Appendix means Sections in, and Exhibits and the like to, this Appendix; and

(2) the terms “hereto”, “hereunder”, “hereof” and words of similar import used in this Appendix refer to this Appendix.

2.	The Securities.

2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities transferred to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global

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securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form and substance reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an IAI under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an IAI or pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption, and in either such case, such transfer being made in accordance with applicable securities laws of any State of the United States or any other jurisdiction and (iii) in the case of an exchange for an interest in a Rule 144A Global Security, certification that the interest in the Temporary Regulation S Global Security is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption.

Beneficial interests in IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Security first delivers to the Trustee a written certificate (in form and substance reasonably satisfactory to the Trustee) to the effect that the beneficial interest in the IAI Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Security first delivers to the Trustee a written

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certificate (substantially in the form of Exhibit 2) to the effect that (A) the Rule 144A Global Security is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

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(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $150,000,000 million Senior Floating Rate Notes Due 2008, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

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(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall

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issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that the Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

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(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN

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EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

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(iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or

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other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this

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Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/ REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S)

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE

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THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON AND IS PURCHASING THE SECURITIES REPRESENTED HEREBY IN AN OFFSHORE TRANSACTION (AS SUCH TERMS ARE DEFINED IN REGULATION S) PURSUANT TO REGULATION S.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING

3

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

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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YELLOW ROADWAY CORPORATION

Senior Floating Rate Notes Due 2008

CUSIP No.

ISIN No.

No.	$

Yellow Roadway Corporation, a Delaware corporation, promises to pay to [                ] or registered assigns, the principal sum of [                ] Dollars on May 15, 2008.

Interest Payment Dates: February 15, May 15, August 15 and November 15.

Record Dates: February 1, May 1, August 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

YELLOW ROADWAY CORPORATION,

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

SUNTRUST BANK As Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

YELLOW ROADWAY CORPORATION

Senior Floating Rate Note Due 2008

1.	Interest

Yellow Roadway Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum, reset quarterly, equal to LIBOR plus 1.375%, as determined by the Calculation Agent, which shall initially be the Trustee; provided, however, that for the first 90-day period immediately following the occurrence and during the continuance of a Registration Default (as defined in the Registration Rights Agreement), additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum with respect to each subsequent consecutive 90-day period during which such Registration Default continues up to a maximum additional interest rate of 0.50% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which any such Registration Default is no longer in effect, payable in each case on the interest payment dates described in Section 2 below. The Company will pay interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 24, 2005. The amount of interest for each day that such Securities are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or ..09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate, in each case, to the extent lawful.

The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of any Holder of Securities, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the holders of the Securities.

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2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1, May 1, August 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, SunTrust Bank, a national banking corporation associated under the laws of the state of Georgia (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of May 24, 2005 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to create liens on assets; that require certain additional guarantees to be entered into in certain

7

circumstances; and that limit the ability of the Company to consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below and in paragraph 6, the Company shall not be entitled to redeem the Securities at its option prior to November 15, 2006.

On and after November 15, 2006, the Company shall be entitled at its option, at any time and from time to time prior to maturity, to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.	Special Mandatory Redemption

The Securities shall be subject to a special mandatory redemption by the Company in the event the Merger is not consummated on or prior to December 31, 2005 or the Merger Agreement is terminated in accordance with its terms at any time prior thereto, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

7.	Notice of Redemption

Notice of optional redemption pursuant to paragraph 5 hereof will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Notice of special mandatory redemption pursuant to paragraph 6 hereof will be mailed no later than the second Business Day following December 31, 2005 or following the date the Merger Agreement is terminated, as applicable, and the Securities will be redeemed seven Business Days following the date of notice of redemption. Securities in denominations of $2,000 or less will be redeemed in whole but not in part. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

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9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with

9

qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (d) certain accelerations or failures to pay (after the expiration of applicable grace periods) of certain other Indebtedness of the Company or certain of its Subsidiaries; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (f) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No past or future director, officer, employee, incorporator or owner of any Capital Stock, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

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17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Attention: Daniel J. Churay, Esq.

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                     Your Signature

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

12

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

13

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	_____________________
Notice: To be executed by an executive officer

14

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

15

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

*/**/

*	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

**	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

Yellow Roadway Corporation

Senior Floating Rate Notes Due 2008

CUSIP No.

ISIN No.

No.	$

Yellow Roadway Corporation, a Delaware corporation, promises to pay to             , or registered assigns, the principal sum of                      Dollars on May 15, 2008.

Interest Payment Dates: February 15, May 15, August 15 and November 15.

Record Dates: February 1, May 1, August 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

YELLOW ROADWAY CORPORATION,

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

SUNTRUST BANK
As Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

Senior Floating Rate Note Due 2008

1.	Interest

Yellow Roadway Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum, reset quarterly, equal to LIBOR plus 1.375%, as determined by the Calculation Agent, which shall initially be the Trustee; provided, however, that for the first 90-day period immediately following the occurrence and during the continuance of a Registration Default (as defined in the Registration Rights Agreement), additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum with respect to each subsequent consecutive 90-day period during which such Registration Default continues up to a maximum additional interest rate of 0.50% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which any such Registration Default is no longer in effect, payable in each case on the interest payment dates described in Section 2 below.]1 The Company will pay interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 24, 2005. The amount of interest for each day that such Securities are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate, in each case, to the extent lawful.

The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of any Holder of Securities, provide the interest rate then in effect with respect to the Securities. All calculations made by the

[1]	Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

3

Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the holders of the Securities.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1, May 1, August 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, SunTrust Bank, a national banking corporation associated under the laws of the state of Georgia (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of May 24, 2005 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be

4

treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to create liens on assets; that require certain additional guarantees to be entered into in certain circumstances; and that limit the ability of the Company to consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below and in paragraph 6, the Company shall not be entitled to redeem the Securities at its option prior to November 15, 2006.

On and after November 15, 2006, the Company shall be entitled at its option, at any time and from time to time prior to maturity, to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.	Special Mandatory Redemption

The Securities shall be subject to a special mandatory redemption by the Company in the event the Merger is not consummated on or prior to December 31, 2005 or the Merger Agreement is terminated in accordance with its terms at any time prior thereto, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

7.	Notice of Redemption

Notice of optional redemption pursuant to paragraph 5 hereof will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Notice of special mandatory redemption pursuant to paragraph 6 hereof will be mailed no later than the second Business Day following December 31, 2005 or following the date the Merger Agreement is terminated, as applicable, and the Securities will be redeemed seven Business Days following the date of notice of redemption. Securities in denominations of $2,000 or less will be redeemed in whole but not in part. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

5

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (1) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the

6

Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (d) certain accelerations or failures to pay (after the expiration of any applicable grace periods) of certain other Indebtedness of the Company or certain of its Subsidiaries; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (f) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

7

16.	No Recourse Against Others

No past or future director, officer, employee, incorporator or owner of any Capital Stock, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[2]	Delete if this Security is not being issued in exchange for an Initial Security.

[Note: Leave footnote in form of Security unless Rule 144A Appendix is deleted from Indenture.]

8

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Yellow Roadway Corporation

10990 Roe Avenue

Overland Park, Kansas 66211

Attention: Daniel J. Churay, Esq.

9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                         Your Signature:

Sign exactly as your name appears on the other side of this Security.

10

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

Yellow Roadway Corporation

In care of

[            ]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the Floating Rate Notes due 2008 (the “Securities”) of Yellow Roadway Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

2

APPENDIX B

[FORM OF SUPPLEMENTAL INDENTURE TO BE

DELIVERED BY FUTURE GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [        ] among, [        ], a [        ] corporation and a [direct][indirect] subsidiary of Yellow Roadway Corporation (the “Company”) (the “New Subsidiary Guarantor”), the existing Subsidiary Guarantors (the “Existing Subsidiary Guarantors”), the Company and SunTrust Bank, a national banking corporation associated under the laws of the state of Georgia, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (as supplemented and in effect, the “Indenture”), dated as of May 24, 2005, providing for the issuance of Senior Floating Rate Notes (the “Securities”);

WHEREAS, Section 4.04 and Section 10.08 of the Indenture provide that under certain circumstances the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a Guaranty Agreement pursuant to which the New Subsidiary Guarantors shall jointly and severally and unconditionally and irrevocably guarantee the Guaranteed Obligations on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Existing Subsidiary Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. The New Subsidiary Guarantor hereby agrees, jointly and severally and unconditionally and irrevocably, with all other Existing Subsidiary Guarantors, to guarantee the Guaranteed Obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other provisions of the Indenture applicable to a Subsidiary Guarantor to the same extent the Existing Subsidiary Guarantors are so bound. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Securities.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture, and copies of this Supplemental Indenture may be separately executed by the different parties hereto in separate counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and delivered as of the date first written above.

YELLOW ROADWAY CORPORATION,

By
Name:
Title:

EXISTING SUBSIDIARY GUARANTORS,

Roadway LLC
Roadway Express, Inc.
Roadway Next Day Corporation
Yellow Transportation, Inc.
Yellow Relocation Services, Inc.
Yellow Roadway Technologies, Inc.
MIQ LLC
Meridian IQ, Inc.
Globe.com Lines, Inc.
Mission Supply Company

By
Name:
Title:

3

[NEW SUBSIDIARY GUARANTOR],

By
Name:
Title:

4

SUNTRUST BANK, AS TRUSTEE,

By
Name:
Title:

5

APPENDIX B

SCHEDULE I

List of Guarantors

Roadway LLC

Roadway Express, Inc.

Roadway Next Day Corporation

Yellow Transportation, Inc.

Yellow Relocation Services, Inc.

Yellow Roadway Technologies, Inc.

Meridian IQ, Inc.

MIQ LLC

Globe.com Lines, Inc.

Mission Supply Company